UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 18, 2014
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25552 South Butte Avenue
Five Points, CA   93624
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Effective July 18, 2014, the Board of Directors of S&W Company (the "Registrant") approved a form of indemnification agreement (the "Indemnification Agreement") and authorized the Registrant to enter into an Indemnification Agreement with each of the Registrant's executive officers and directors (including each director of the Registrant's wholly owned subsidiaries, S&W Seed Australia Pty Ltd and Seed Genetics International Pty Ltd (the "Subsidiaries")). It is expected that each of the Registrant's executive officers and directors will enter into an Indemnification Agreement with the Registrant.

The Indemnification Agreement will supersede any prior indemnification arrangement with an executive officer or a director and is intended to supplement the indemnification rights provided under the Registrant's Articles of Incorporation (the "Articles"), Amended and Restated Bylaws (the "Bylaws"), and Nevada law.

The Indemnification Agreement provides that the Registrant will indemnify the officer or director (each, an "Indemnitee") against all expenses (as defined in the agreement) incurred by the Indemnitee and arising out of his service as an officer or a director to the fullest extent permitted by the Registrant's Articles, Bylaws, and Nevada law or other applicable law and to any greater extent that applicable law may in the future permit. The Indemnification Agreement also provides procedures for the determination of an Indemnitee's right to receive indemnification and the advancement of expenses and requires the Registrant to maintain directors' and officers' liability insurance. The Indemnification Agreements with the directors of the Subsidiaries are intended to supplement indemnification arrangements such directors have with the Subsidiaries under Australian law.

The foregoing description of the Indemnification Agreement is a general description only and is qualified in its entirety by reference to the Indemnification Agreement, the form of which is attached hereto as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Senior Vice President of Finance and Administration and Chief Financial Officer

Date: July 24, 2014

EXHIBIT INDEX

Exhibit	Description
99.1	Form of Indemnification Agreement